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                               July 3, 1995



Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


            Re:   Wilshire Oil  Company of Texas

Dear Ladies and Gentlemen:

       On behalf of Wilshire Oil Company of Texas, I am filing pursuant to EDGAR the enclosed registration statement on Form S-8 with respect to 600,000 shares of the registrant's Common Stock. The registrant has advised me that the filing fee has been wired-transferred to the Commission's lockbox.

       Paper copies of the above-mentioned registration statement will be submitted to the New York Stock Exchange today.

                                    Very truly yours,



                                    Peter H. Ehrenberg

PHE:haw
Enclosures
cc:   Mr. Steven Gelman
      Mr. Daniel Kaplan

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   As filed with the Securities and Exchange  Commission on July 3, 1995
___________________________________________________________________________

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                                 Form S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       WILSHIRE OIL COMPANY OF TEXAS
          (Exact name of registrant as specified in its charter)

          Delaware                                         84-0513668
   (State or other jurisdiction of                      (I.R. S. Employer)
   incorporation or organization)                        Identification No.)

   921 Bergen Avenue, Jersey City, New Jersey                  07306
   (Address of Principal Executive Offices)                  (Zip Code)

    WILSHIRE OIL COMPANY OF TEXAS 1995 STOCK OPTION AND INCENTIVE PLAN WILSHIRE OIL COMPANY OF TEXAS 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                         (Full title of the plans)

                            Sherry Wilzig Izak
                       Wilshire Oil Company of Texas
                             921 Bergen Avenue
                       Jersey City, New Jersey 07306
                               201-420-2796
         (Name, address and telephone number, including area code,
                           of agent for service)

                              with a copy to:
                         Peter H. Ehrenberg, Esq.
             Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C.
                           65 Livingston Avenue
                        Roseland, New Jersey 07068

                      CALCULATION OF REGISTRATION FEE
___________________________________________________________________________
                                    Proposed      Proposed
Title of                            maximum       maximum
securities                          offering      aggregate    Amount of
to be            Amount to be       price per     offering     registration
registered       registered         unit (1)      price        fee
___________________________________________________________________________
Common Stock,
$1.00 par value  600,000 shares(2)  $6.0625       $3,637,500   $1,255
___________________________________________________________________________

(1) Pursuant to Rule 457, the proposed maximum offering price per share is estimated solely for the purpose of computing the amount of the registration fee and is based on the average of the high and low sales price of the Common Stock of the registrant reported on the New York Stock Exchange on June 28, 1995.

(2) Plus such indeterminate number of additional shares as shall become issuable pursuant to the anti-dilution provisions of the above-mentioned Plans.
__________________________________________________________________________

PART II     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

       The following documents, filed by Wilshire Oil Company of Texas (the "Company") with the Securities and Exchange Commission (the "SEC"), are hereby incorporated by reference:

       (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1994;

       (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995; and

      (c) the description of the Common Stock of the Company contained in the Company's most recent Form 8-A.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement except as so modified or superseded.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

        The Company's Certificate of Incorporation provides for indemnification of its directors and officers against certain liabilities to the fullest extent permitted by law. The Company's Certificate of Incorporation also eliminates the liability of directors for monetary damages in certain instances.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         4.1 Registrant's Certificate of Incorporation is incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1992.

      5.1  Opinion of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C.

      23.1  Consent of Independent Accountants (Arthur Andersen LLP)

      24.1  Power of Attorney

Item 9.  Undertakings.

       The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             Provided, however, that Paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on the 30th day of June, 1995.

                                    WILSHIRE OIL COMPANY OF TEXAS


                                    By:/s/Sherry Wilzig Izak
                                       Sherry Wilzig Izak
                                       Chairman of the Board

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures Title Date

/s/Sherry Wilzig Izak
Sherry Wilzig Izak      Chairman of the Board (Chief Executive
                        Officer and Chief Financial Officer)   June 30, 1995

____________________
Ira F. Braun            Director                               June 30, 1995

/s/Milton Donnenberg*
Milton Donnenberg       Director                               June 30, 1995

/s/Sam Halpern*
Sam Halpern             Director                               June 30, 1995

/s/Eric J. Schmertz*
Eric J. Schmertz        Director                               June 30, 1995

/s/Joseph K. Schwartz*
Joseph K. Schwartz      Director                               June 30, 1995

/s/William J. Schwartz*
William J. Schwartz     Director                               June 30, 1995

/s/Ernest Wachtel*
Ernest Wachtel          Director                               June 30, 1995

/s/Steven A. Gelman*
Steven A. Gelman        Controller                             June 30, 1995


*By:  /s/Sherry Wilzig Izak
         Sherry Wilzig Izak
         Attorney in Fact


                               EXHIBIT INDEX


Exhibit No.                 Description Page No.

  4.1               Registrant's  Certificate  of  Incorporation
                    (incorporated by reference)

  5.1               Opinion of Lowenstein, Sandler, Kohl,
                    Fisher & Boylan, P.A.

  23.1              Consent of Independent Accountants
                    (Arthur Andersen LLP)

  23.2              Consent of Lowenstein, Sandler, Kohl,
                    Fisher & Boylan, P.C.  is included in
                    Exhibit 5.1

  24.1              Power of Attorney


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